Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-205211, 333-214343, 333-220049, 333-220050 and 333-232919 on Form S-8 of Lantheus Holdings, Inc. of our report dated March 13, 2020, relating to the consolidated financial statements of Progenics Pharmaceuticals, Inc. as of and for the years ended December 31, 2019 and 2018 appearing in this Current Report on Form 8-K of Lantheus Holdings, Inc..

/s/ Ernst & Young LLP

Stamford, Connecticut

June 22, 2020